UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported)  July 28, 2004



                  Lifetime Hoan Corporation
   (Exact name of registrant as specified in its charter)

                          Delaware
       (State or other jurisdiction of incorporation)




       1-19254                               11-2682486
     (Commission File Number)      (IRS Employer Identification No.)




One Merrick Avenue, Westbury, New York                    11590
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (516)683-6000


               N/A
(Former name or former address, if changed since last report)




Item 7.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated July 28, 2004



Item 12.  Results of Operation and Financial Condition

On July 28, 2004, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's second-quarter 2004 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.





                          Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:       /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                         Chief Financial Officer


Date:  July 28, 2004

EXHIBIT 99

      LIFETIME HOAN REPORTS SECOND QUARTER 2004 RESULTS

        Updates Guidance to Reflect Excel Acquisition


WESTBURY,  N.Y., July 28, 2004 -- LIFETIME HOAN  CORPORATION
(NASDAQ   NM:  LCUT),  a  leading  designer,  marketer   and
distributor of housewares, today announced results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, net sales totaled $33.0 million compared to $30.0 million for the same period of the prior year. The Company reported net income of $203,000, or $0.02 per diluted share, compared to $724,000, or $0.07 per diluted share, for the second quarter of 2003.

Net sales for the six months ended June 30, 2004 totaled $70.2 million compared to $54.2 million for the same period in 2003, representing a 29.4% increase. Net income for the period was $548,000, or $0.05 per diluted share, compared to $120,000, or $0.01 per diluted share, last year.

Jeffrey Siegel, president and chief executive officer, commented, "Lifetime's second quarter sales were negatively impacted by several events, including a shift in the start-up of a number of new sales programs from the second to the third quarter, primarily as a result of the overall slowdown in retail sales that took place in June. In addition, new measures instituted by some of our major customers to improve inventory turns and lower their in-stock position also impacted our results."

"We have strengthened Lifetime's infrastructure - including our product development capabilities, overseas sourcing presence, and sales/marketing team - to accommodate the growth we expect in the second half of 2004, which is traditionally our strongest selling season, and in 2005 and beyond. Although the added cost of this infrastructure impacted our quarter-to-quarter earnings comparison, we believe these initiatives will have a very positive impact on Lifetime's long-term growth."

Mr. Siegel continued, "Our KitchenAid(R) programs continue to be a driving force in the company's growth, helping us achieve excellent distribution across all channels of trade. Our line of all-silicone bakeware products has been selling especially well and has become the leading brand in its
category.    In  addition,  we  are  on  schedule  to  begin
shipping our KitchenAid branded kitchen cutlery in the third quarter. To date, industry reaction has been excellent, and we expect to have another major success with this additional business opportunity under the KitchenAid brand.

"An exciting at-home entertaining product we will also ship in the third quarter is our new Smokeless Tabletop Griller(TM), designed to capitalize on the growing interest of consumers in 'low-carb' cooking. The griller, which enables family and friends to cook their main course together around the table, has received excellent reception from retailers.

"On July 23, 2004, we announced Lifetime's acquisition of the business and certain assets of Excel Importing Corp., which designs, markets and distributes a wide array of high quality cutlery, tabletop, cookware and barware products. We believe Excel's powerful brands and strong customer relationships will be a great addition for Lifetime and expect the acquisition to be accretive to earnings in 2005.

"As a result of the acquisition of Excel, we have reviewed our forecast and refined our guidance for 2004. We are raising our net sales guidance for the year to approximately $202 - 212 million from $195 - $205 million. Due to the added operating expenses we expect to incur until we fully integrate this acquisition, we are lowering our earnings per share estimate to approximately $0.95 - $1.10 from $0.98 - $1.13."

Lifetime   Hoan   noted  that  second-quarter   2004   sales
attributable to the :USE(R) - Tools for Civilization(R) and Gemco Ware, Inc. businesses the Company acquired in the fourth quarter of 2003 totaled $2.0 million.

Separately,  the  Company  announced  that  its   Board   of
Directors  declared  a regular quarterly  cash  dividend  of
$0.0625   per   share,  payable  on  August  20,   2004   to
shareholders of record on August 4, 2004.

Lifetime Hoan has scheduled a conference call Wednesday, July 28, at 11:00 a.m. Eastern time to discuss second-quarter-2004 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Wednesday, August 4, and can be accessed by dialing (706) 645-9291, conference ID #8889975. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products under various trade names including Farberware(R), KitchenAid(R), Cuisinart(R), Hoffritz(R), Roshco(R), Baker's Advantage(R), Kamenstein(R), CasaModa(TM), Hoan(R), Gemco(R) and :USE(R). Lifetime's products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Tables to follow


 COMPANY CONTACT:                        INVESTOR RELATIONS:
   Robert McNally                         Harriet Fried
   Chief Financial Officer                Lippert/Heilshorn &
   (516) 683-6000                          Associates, Inc.
                                          (212) 838-3777 or
                                          hfried@lhai.com


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                                 Three Months Ended
                                      June 30,
                                     (Unaudited)
                                  2004        2003       % Increase
                                                          (Decrease)

      Net Sales                  $33,029     $29,950        10.3%
      Cost of Sales               19,154      17,003        12.7%
      Distribution Expenses        4,264       4,302        (0.9%)
      SG&A                         9,149       7,268        25.9%

      Income from Operations         462       1,377       (66.4%)

      Interest Expense               141         180       (21.7%)
      Other Income                  (16)        (18)       (11.1%)

      Income Before Taxes            337       1,215       (72.3%)

      Tax Provision                  134         491       (72.7%)

      Net Income                    $203        $724       (72.0%)

      Diluted Earnings Per
       Share from Net Income       $0.02       $0.07
      Weighted Average Shares     11,230      10,637


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                                  Six Months Ended
                                      June 30,
                                     (Unaudited)
                                   2004        2003      % Increase
                                                         (Decrease)
      Net  Sales                 $70,158     $54,234        29.4%
      Cost of Sales               40,843      30,430        34.2%
      Distribution Expenses        9,445       8,756         7.9%
      SG&A                        18,723      14,589        28.4%

      Income from Operations       1,147         459       149.9%

      Interest Expense               268         292       (8.2%)
      Other Income                  (31)        (35)       (11.4%)

      Income Before Taxes            910         202       350.5%

      Tax Provision                  362          82       341.6%

      Net Income                    $548        $120       356.6%

      Diluted Earnings Per
       Share from Net Income       $0.05       $0.01
      Weighted Average Shares     11,186      10,599

                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                  June 30,      June 30,
                                    2004          2003
                                (Unaudited)   (Unaudited)

 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents    $     446    $     132
   Accounts receivable, net        16,224       17,512
   Merchandise inventories         55,827       46,564
   Prepaid expenses and other
    current assets                  7,567        5,883
      TOTAL CURRENT ASSETS         80,064       70,091

 PROPERTY AND EQUIPMENT, net       19,634       19,939
 INTANGIBLES, net                  25,411       23,757
 OTHER ASSETS                       2,033        2,090
      TOTAL ASSETS              $ 127,142    $ 115,877



 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
   Short-term borrowings        $  14,800    $  15,500
   Accounts payable and trade
    acceptances                     6,591        6,331
   Other current liabilities       14,314       14,603
      TOTAL CURRENT LIABILITIES    35,705       36,434

 DEFERRED RENT & OTHER LONG TERM
  LIABILITIES                       1,718          638
 DEFERRED INCOME TAX LIABILITIES    3,214        1,640

 STOCKHOLDERS' EQUITY              86,505       77,165
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY      $ 127,142    $ 115,877
